Exhibit 99.4

Important Notice Regarding the Availability of Information Statement Materials You are receiving this communication because you hold securities in the company listed above. It has released informational materials regarding the spin-off of its wholly owned subsidiary, California Resources Corporation, or “CRC,” that are now available for your review. This notice provides instructions on how to access the OCCIDENTAL PETROLEUM CORPORATION materials for informational purposes only. It is not a form for voting and presents only an overview of the more complete OCCIDENTAL PETROLEUM CORPORATION materials, which contain important information and are available, free of charge, on the Internet or by mail. We encourage you to access and review closely the OCCIDENTAL PETROLEUM CORPORATION materials. To effect the spin-off, OCCIDENTAL PETROLEUM CORPORATION will distribute at least 80.1% of the shares of CRC common stock to the holders of OCCIDENTAL PETROLEUM CORPORATION common stock. Immediately following the distribution, which will be effective as of 11:59 p.m., New York City time, on November 30, 2014, CRC will be an independent, publicly traded company. OCCIDENTAL PETROLEUM CORPORATION is not soliciting proxy or consent authority from stockholders in connection with the spin-off. The OCCIDENTAL PETROLEUM CORPORATION materials consist of the Information Statement that CRC has prepared in connection with the spin- off. You may view the OCCIDENTAL PETROLEUM CORPORATION materials online at www.materialnotice.com and easily request a paper or e-mail copy (see reverse side). Please make your request for a paper copy on or before November 21, 2014 to facilitate timely delivery. OCCIDENTAL PETROLEUM CORPORATION OCCIDENTAL PETROLEUM CORPORATION ATTN: CORPORATE SECRETARY 5 GREENWAY PLAZA, SUITE 110 HOUSTON, TX 77046 M78998-P56807 See the reverse side for instructions on how to access materials.

Materials Available to VIEW or RECEIVE: Information Statement How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.materialnotice.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.materialnotice.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@materialnotice.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. How to Access the Materials M78999-P56807

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY M79000-P56807

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